GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED SEPTEMBER 30, 2018

Disclaimer Some of the statements in this presentation constitute forward-looking statements, PARTICIPANTS IN THE SOLICITATION which relate to future events or our future performance or financial condition. The Golub Capital BDC, Inc. (together with its consolidated subsidiaries, the “Company”) forward-looking statements contained in this presentation involve risks and and its directors, executive officers and certain other members of management and uncertainties, including statements as to: our future operating results; our business employees, including employees of the GC Advisors and Golub Capital LLC, the prospects and the prospects of our portfolio companies; the effect of investments Company’s administrator, and their respective affiliates, may be deemed to be that we expect to make and the competition for those investments; our contractual participants in the solicitation of proxies from the stockholders of the Company in arrangements and relationships with third parties; actual and potential conflicts of connection with the 2019 Annual Meeting of Stockholders of the Company (the interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other “2019 Annual Meeting”). Information regarding the persons who may, under the affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our rules of the SEC, be considered participants in the solicitation of the Company’s future success on the general economy and its effect on the industries in which we stockholders in connection with the 2019 Annual Meeting will be contained in the invest; the ability of our portfolio companies to achieve their objectives; the use of proxy statement in connection with the solicitation of proxies for its 2019 Annual borrowed money to finance a portion of our investments; the adequacy of our Meeting (the “Proxy Statement”) when such document becomes available. The financing sources and working capital; the timing of cash flows, if any, from the Proxy Statement may be obtained free of charge from the sources indicated below. operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for WHERE YOU CAN FIND MORE INFORMATION us and to monitor and administer our investments; the ability of GC Advisors or its The Proxy Statement will contain additional information about these potential affiliates to attract and retain highly talented professionals; our ability to qualify and participants, none of whom owns in excess of 1% of the shares of Company maintain our qualification as a regulated investment company and as a business common stock (based on 60,165,454 shares of common stock outstanding as of development company; general price and volume fluctuations in the stock markets; November 28, 2018, as reported in the Company’s Annual Report on Form 10-K for the impact on our business of the Dodd-Frank Wall Street Reform and Consumer the fiscal year ended September 30, 2018), and their direct or indirect interests, by Protection Act and the rules and regulations issued thereunder and any actions security holdings or otherwise will be set forth in the preliminary proxy statement toward repeal thereof; and the effect of changes to tax legislation and our tax and other materials to be filed with the SEC in connection with the 2019 Annual position. Meeting. This information can also be found in (i) the Company’s definitive proxy Such forward-looking statements may include statements preceded statement for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” Proxy Statement”), filed with the SEC on December 15, 2017 and (ii) the Company’s “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” Annual Report on Form 10-K for the year ended September 30, 2018, filed with the “potential,” “plan” or similar words. SEC on November 28, 2018 (the “Form 10-K”). To the extent holdings by the directors We have based the forward-looking statements included in this presentation on and executive officers of the Company of the shares of Company common stock information available to us on the date of this presentation. Actual results could have changed since the amounts printed in the 2018 Annual Meeting Proxy differ materially from those anticipated in our forward-looking statements and future Statement, such changes have been or will be reflected on Statements of Change in results could differ materially from historical performance. You are advised to Ownership on Form 4 filed with the SEC. consult any additional disclosures that we may make directly to you or through STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2019 reports that we have filed or in the future may file with the Securities and Exchange ANNUAL MEETING (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on THERETO), THE 2018 ANNUAL MEETING PROXY STATEMENT, THE FORM 10-K Form 10-Q, current reports on Form 8-K and registration statements on Form N-2. AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR This presentation contains statistics and other data that have been obtained from or WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. compiled from information made available by third-party service providers. We have Stockholders will be able to obtain, free of charge, copies of the definitive proxy not independently verified such statistics or data. statement for the 2019 Annual Meeting (when available), the 2018 Annual Meeting In evaluating prior performance information in this presentation, you should Proxy Statement, the Form 10-K and any other documents (including a proxy card) remember that past performance is not a guarantee, prediction or projection of filed or to be filed by the Company with the SEC in connection with the 2019 Annual future results, and there can be no assurance that we will achieve similar results in Meeting at the SEC’s website, www.sec.gov, or at the Company’s website the future. www.golubcapitalbdc.com. Stockholders may also obtain such information by contacting GBDC in writing at 666 Fifth Avenue, 18th Floor, New York, New York 10103, Attention: Investor Relations. 2

Summary of Quarterly Results Fourth Fiscal Quarter 2018 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended September 30, 2018 was $15.9 million, or $0.26 per share, as compared to $21.7 million, or $0.36 per share, for the quarter ended June 30, 2018. − Net investment income for the quarter ended September 30, 2018 was $20.3 million, or $0.34 per share, as compared to $18.7 million, or $0.31 per share, for the quarter ended June 30, 2018. Excluding a $0.8 million reversal in the accrual for the capital gain incentive fee, net investment income for the quarter ended September 30, 2018 was $19.5 million, or $0.321 per share, as compared to $19.4 million, or $0.331 per share, excluding a $0.7 million accrual for the capital gain incentive fee for the prior quarter. − Net realized and unrealized loss on investments and foreign currency of $4.4 million, or $0.08 per share, for the quarter ended September 30, 2018 was the result of $2.8 million of net realized gains and $7.2 million of net unrealized depreciation. This compares to a net realized and unrealized gain on investments of $3.0 million, or $0.05 per share, for the prior quarter. − New middle-market investment commitments totaled $182.3 million for the quarter ended September 30, 2018. Approximately 14% of the new investment commitments were senior secured loans, 85% were one stop loans, and 1% were investments in equity securities. Overall, total investments in portfolio companies at fair value decreased by approximately 0.9%, or $15.7 million, during the quarter ended September 30, 2018, primarily due to net return of capital distributions of $20.1 million from our investment in Senior Loan Fund LLC (“SLF”). − On November 27, 2018, our Board declared a quarterly distribution of $0.32 per share and a special distribution of $0.12 per share, both payable on December 28, 2018 to holders of record as of December 12, 2018. The special distribution is due to taxable income exceeding distributions over the past year. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, Golub Capital BDC, Inc. (the “Company”) has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of September 30, 2018, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $7.2 million, of which $2.3 million was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of September 30, 2018. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share. 3

Financial Highlights

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Earnings per share	$ 0.38	$ 0.36	$ 0.39	$ 0.36	$ 0.26
Net investment income per share	0.31	0.31	0.31	0.31	0.34
Accrual for capital gain incentive fee per share	0.01	0.01	0.01	0.02	(0.02)
Net investment income before accrual for capital gain incentive fee per share [1]	0.32	0.32	0.32	0.33	0.32
Net realized/unrealized gain (loss) per share	0.07	0.05	0.08	0.05	(0.08)
Net asset value per share	**16.08**	**16.04**	**16.11**	**16.15**	**16.10**
Distributions paid per share	0.32	0.40[2]	0.32	0.32	0.32

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,590,000	$ 1,631,781	$ 1,664,816	$ 1,705,936	$ 1,711,757
Investments in Senior Loan Fund LLC ("SLF"), at Fair Value (000s)	$ 95,015	$ 91,591	$ 94,991	$ 92,579	$ 71,084
Total Fair Value of Investments (000s)	$ 1,685,015	$ 1,723,372	$ 1,759,807	$ 1,798,515	$ 1,782,841
Number of Portfolio Company Investments [3]	185	190	189	192	199
Average Investment Size (000s) [3]	$ 8,595	$ 8,588	$ 8,809	$ 8,885	$ 8,602
Fair Value as a Percentage of Principal (Loans)	98.9%	99.1%	99.1%	99.2%	99.1%

1. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which may not be contractually payable under the terms of the Investment Advisory Agreement. In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of September 30, 2018 the capital gain incentive fee accrual under GAAP is $7.2 million and the payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2018 is $2.3 million. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Includes a special distribution of $0.08 per share.
3. Excludes SLF.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $182.3 million for the quarter ended September 30, 2018.
- Total investments at fair value decreased by 0.9%, or $15.7 million, as of September 30, 2018 from June 30, 2018.

Select Portfolio Funds Roll Data (in millions)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
New Investment Commitments	$ 128.9	$ 142.2	$ 138.4	$ 198.5	$ 182.3
Exits and Sales of Investments [1]	251.7	101.9	105.9	157.0	168.3
Net Funds Growth [2]	(116.8)	38.4	36.4	38.7	(15.7)

Asset Mix of New Investments	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Senior Secured	14%	27%	20%	12%	14%
One Stop	85%	72%	77%	86%	85%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%	0%	0%	0%[3]	0%
Investment in SLF	0%	0%	2%	1%	0%[4]
Equity	1%	1%	1%	1%	1%

1. Includes full and partial payoffs and sales to SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
3. Represents an amount less than 1%.
4. For the quarter ended September 30, 2018, we have excluded a $5.4MM capital contribution to SLF in determining the mix of new investments as this was offset by a subsequent return of capital distribution of $25.5 million. Prior quarters included capital contributions in the mix of new investments and were not offset by return of capital distributions (if any).

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Portfolio Highlights – Portfolio Diversity as of September 30, 2018 Investment Portfolio $1,712mm1 // 199 Investments1 – Average Size $8.6mm Historical Investment Portfolio ($mm) $2,000 $1,799 $1,800 $1,760 $1,783 $1,723 5% 4% $1,685 5% 5% 2% 2% 6% 3% $1,600 3% 1% 3% 1% 1% 1% 1% Inv. in SLF $1,400 Equity $1,200 Sub. Debt 2 $1,000 79% 80% 80% 80% 80% Second Lien $800 One Stop $600 Senior $400 Secured $200 11% 11% 11% 12% 13% $- Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 1. Excludes investment in SLF. 2. The subordinated debt investments held in all periods presented represent an amount less than 1.0%. 6

Portfolio Highlights – Portfolio Diversity as of September 30, 2018 Diversity by Investment Size Industry Diversity of Investments SLF Top 10 4% Investments Diversified/Conglomerate Service 26% 20% Healthcare, Education and Childcare 19% Electronics 7% Retail Stores 6% Top 25 Investments Beverage, Food and Tobacco 5% Remaining 38% 174 Investments Diversified/Conglomerate Manufacturing 5% 58% Leisure, Amusement, Motion Pictures, Entertainment 5% Personal and Non Durable Consumer Products (Mfg. Only) 4% % Interest Rate on Loans1 Fixed - 0.4% Buildings and Real Estate 4% Aerospace and Defense 3% SLF 4% Other 12% 99.6% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Weighted average interest rate of new investments[1]	7.3%	7.5%	8.4%	7.8%	8.2%
Weighted average interest rate on investments that were sold or paid-off[2]	7.3%	7.6%	7.9%	8.2%	9.2%
Weighted average spread over LIBOR of new floating rate investments	6.0%	6.0%	6.4%	5.7%	5.9%
Weighted average interest rate of new fixed rate investments	8.3%	N/A	9.9%	8.0%	N/A
Weighted average fees on new investments	1.3%	1.4%	1.5%	1.0%	1.2%



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.5%
8.5%
8.8%
9.1%
9.3%
7.8%
7.9%
8.2%
8.5%
8.8%
4.7%
4.6%
5.0%
5.0%
5.0%
3.8%
3.9%
3.9%
4.1%
4.3%
1.3%
1.7%
2.3%
2.3%
2.4%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Investment income yield 3
Income yield 4
Weighted average net investment spread 5
Weighted average cost of debt 6
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes exits on investments on non-accrual status.
3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF prior to its redemption on December 30, 2016, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
5. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
6. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Fundamental credit quality as of September 30, 2018 remained strong with non-accrual investments as a percentage of total investments at cost and fair value of 0.7% and 0.3%, respectively. − During the quarter ended September 30, 2018, the number of non-accrual investments remained flat at three investments as one portfolio company investment was reclassified to accrual status and one additional portfolio company investment was classified as non-accrual. − Approximately 88.0% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of September 30, 2018. Non-Accrual – Debt Investments Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Non-accrual investments at amortized cost (000s) $ 10,221 $ 5,936 $ 4,503 $ 19,348 $11,728 Non-accrual investments / Total investments at amortized cost 0.6% 0.3% 0.3% 1.2% 0.7% Non-accrual investments at fair value (000s) $ 2,955 $ 1,825 $ 1,829 $ 13,262 $5,625 Non-accrual investments / Total investments at fair value 0.2% 0.1% 0.1% 0.8% 0.3% 1. Please see Internal Performance Ratings definitions on the following page. 9

Portfolio Highlights – Portfolio Ratings Portfolio Risk Ratings March 31, 2018 June 30, 2018 September 30, 2018 Investments at % of Investments at % of Investments at % of Internal Fair Value Total Fair Value Total Fair Value Total Performance Rating (000s) Portfolio (000s) Portfolio (000s) Portfolio 5 $ 219,056 12.4% $ 188,815 10.5% $ 113,873 6.4% 4 $ 1,362,836 77.4% $ 1,437,556 79.9% $ 1,455,754 81.6% 3 $ 174,033 9.9% $ 157,032 8.7% $ 195,414 11.0% 2 $ 2,702 0.2% $ 15,102 0.9% $ 17,250 1.0% 1 $ 1,180 0.1% $ 10 0.0%* $ 550 0.0%* Total $ 1,759,807 100.0% $ 1,798,515 100.0% $ 1,782,841 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1% 10

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	As of September 30, 2017 (audited)	December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)	September 30, 2018 (audited)
Assets					
Investments, at fair value	$ 1,685,015	$ 1,723,372	$ 1,759,807	$ 1,798,515	$ 1,782,841
Cash, cash equivalents, and foreign currencies	3,988	5,750	5,868	6,925	6,037
Restricted cash and cash equivalents	58,570	71,380	42,488	65,282	39,668
Other assets	6,603	6,825	7,870	6,853	7,006
Total Assets	$ 1,754,176	$ 1,807,327	$ 1,816,033	$ 1,877,575	$ 1,835,552
Liabilities					
Debt	$ 781,100	$ 828,300	$ 835,200	$ 875,950	$ 845,683
Unamortized debt issuance costs	(4,273)	(3,514)	(3,920)	(3,128)	(2,934)
Other borrowings[1]	-	-	-	9,425	-
Interest payable	3,800	6,132	2,662	6,783	4,135
Management and incentive fee payable	13,215	15,506	15,159	16,749	17,671
Other liabilities	2,388	2,601	2,576	2,474	2,143
Total Liabilities	796,230	849,025	851,677	908,253	866,698
Total Net Assets	957,946	958,302	964,356	969,322	968,854
Total Liabilities and Net Assets	$ 1,754,176	$ 1,807,327	$ 1,816,033	$ 1,877,575	$ 1,835,552
Net Asset Value per Share	$ 16.08	$ 16.04	$ 16.11	$ 16.15	$ 16.10
GAAP leverage	0.82x	0.87x	0.87x	0.92x	0.88x
Regulatory leverage [2]	0.54x	0.59x	0.58x	0.63x	0.59x
Asset coverage [2]	285.2%	269.8%	272.3%	258.5%	269.5%
Number of common shares outstanding	59,577,293	59,741,248	59,867,531	60,006,524	60,165,454

1. Includes secured borrowings, at fair value and other short term borrowings
2. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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Quarterly Operating Results For the three months ended (Dollar amounts in 000s, September 30, 2017 December 31, 2017 March 31, 2018 June 30, 2018 September 30, 2018 except share and per share data) (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $ 33,549 $ 33,354 $ 34,369 $ 35,877 $ 37,334 Dividend income 1,066 2,562 1,866 2,060 2,235 Fee income 335 534 662 459 859 Total Investment Income 34,950 36,450 36,897 38,396 40,428 Expenses Interest and other debt financing expenses 8,155 7,714 7,906 8,556 8,998 Base management fee 6,072 5,930 5,929 6,125 6,230 Incentive fee – net investment income 440 2,158 2,191 2,832 4,471 Incentive fee – capital gains 845 713 820 741 (816) Other operating expenses 1,200 1,424 1,523 1,426 1,279 Total Expenses 16,712 17,939 18,369 19,680 20,162 Net Investment Income 18,238 18,511 18,528 18,716 20,266 Net Gain (Loss) on Investments, Secured Borrowings and Foreign Currency Net realized gain (loss) on investments and foreign currency 11,018 481 (618) 14,839 2,834 transactions Net unrealized appreciation (depreciation) on investments, secured (6,803) 2,323 5,122 (11,835) (7,197) borrowings and foreign currency translation Net gain (loss) on investments, secured borrowings and foreign 4,215 2,804 4,504 3,004 (4,363) currency Net Increase in Net Assets Resulting from Operations $ 22,453 $ 21,315 $ 23,032 $ 21,720 $ 15,903 Per Share Earnings Per Share $ 0.38 $ 0.36 $ 0.39 $ 0.36 $ 0.26 Net Investment Income Per Share $ 0.31 $ 0.31 $ 0.31 $ 0.31 $ 0.34 Distributions Paid $ 0.32 $ 0.401 $ 0.32 $ 0.32 $ 0.32 Weighted average common shares outstanding 59,448,470 59,584,421 59,744,054 59,872,113 60,011,707 1. Includes a special distribution of $0.08 per share 12

Financial Performance Highlights Quarterly Distributions Annualized Return on Average Equity1 $0.50 12% $0.40 $0.40 $0.08 9.7% $0.30 10% 9.3% 5 qtr. 8.8% 9.0% wtd. avg.: $0.20 8.7% $0.32 $0.32 $0.32 $0.32 $0.32 8% $0.10 6.5% $0.00 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 6% Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Regular Distribution Special Distribution Net Income GBDC Quarterly NAV per Common Share Since FY 2014 Q2 $16.48 $16.37 $16.44 $16.43 $16.50 $16.26 $16.33 $16.13 $16.25 $15.96 $15.99 $15.89 $15.85 $15.88 $16.00 $15.74 $15.80 $16.15 $15.55 $15.55 $15.61 $16.08 $16.04 $16.11 $16.10 $15.75 $15.44 $15.96 $16.01 $15.41 $15.89 $15.85 $15.88 $15.88 $15.50 $15.74 $15.80 $15.74 $15.61 $15.25 $15.55 $15.55 $15.41 $15.44 $15.00 $14.75 $14.50 $14.25 $14.00 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Net Asset Value per Common Share Net Asset Value per Common Share If No Special Distributions Were Paid2 1. The net income annualized return on average equity is calculated as (a) the net increase in net assets resulting from operations for the period presented divided by (b) the daily average of total net assets and does not represent a return to any investor in the Company. 2. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per common share for each quarter excluding the impact of special distributions that were paid and shows the pro forma change to the Company’s NAV after payment of regular distributions. 13

Portfolio Highlights – Senior Loan Fund LLC

- The annualized quarterly return was 3.6% for the quarter ended September 30, 2018. The quarterly return was negatively impacted by a mark-to-market unrealized loss on one portfolio company investment and below target leverage.
- Total investments at fair value for the quarter ended September 30, 2018 were $179.2 million, a decrease of 20.7%, or $46.9 million, from June 30, 2018.
- On August 31, 2018, the reinvestment period on SLF's credit facility expired. Due to a paucity of attractive traditional senior secured opportunities, SLF determined not to extend the reinvestment period prior to the expiration of the reinvestment period but instead amended the facility on September 21, 2018 to reduce the interest rate on the facility from LIBOR + 2.15% to LIBOR + 2.05% and to reduce the commitment to advances outstanding.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**September 30, 2017** (audited)	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (audited)
Total investments, at fair value	$ 300,930	$ 279,251	$ 255,500	$ 226,036	$ 179,180
Cash and other assets	5,305	5,864	10,024	3,749	7,146
Total assets	$ 306,235	$ 285,115	$ 265,524	$ 229,785	$ 186,326
Senior credit facility	$ 197,700	$ 180,150	$ 156,550	$ 123,500	$ 104,622
Unamortized debt issuance costs	(712)	(345)	(211)	(84)	(18)
Other liabilities	658	635	623	565	484
Total liabilities	197,646	180,440	156,962	123,981	105,088
Subordinated debt and members' equity	108,589	104,675	108,562	105,804	81,238
Total liabilities and members' equity	$ 306,235	$ 285,115	$ 265,524	$ 229,785	$ 186,326
Senior leverage	1.82x	1.72x	1.44x	1.17x	1.29x

(Dollar amounts in 000s)

	For the three months ended				
GBDC Return on Investments in SLF	**September 30, 2017** (unaudited)	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (unaudited)
Total income (loss)	$ 2,674	$ 2,741	$ 1,141	$ 1,475	$ 861
Annualized total return [1]	10.2%	11.4%	5.0%	6.2%	3.6%

1. The Company's annualized return on investments in SLF is calculated by dividing total income (loss) earned on the Company's investments in SLF by the daily average of its investments in the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in SLF and the income from such investments.

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Liquidity and Investment Capacity Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $6.0 million as of September 30, 2018. − Restricted cash and cash equivalents totaled $39.7 million as of September 30, 2018. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities - Availability − Wells Fargo Revolving Credit Facility –As of September 30, 2018, subject to leverage and borrowing base restrictions, we had approximately $34.0 million of remaining commitments and availability on our $170.0 million revolving credit facility. On September 21, 2018, we amended the credit facility to, among other things, extend the reinvestment period to September 20, 2019 and the maturity date to September 21, 2023. − Morgan Stanley Revolving Credit Facility1 – As of September 30, 2018, subject to leverage and borrowing base restrictions, we had $65.3 million of remaining commitments and $6.5 million of availability on our $300.0 million revolving credit facility. On November 1, 2018, we amended the facility to, among other things, increase the commitment to $450.0 million. − SBIC Debentures – As of September 30, 2018, through our SBIC licensees, we had $37.5 million of unfunded debenture commitments, of which $9.5 million was available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver– As of September 30, 2018, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured line of credit with GC Advisors. 1. In connection with a debt securitization as summarized on the following slide, the Morgan Stanley Credit Facility was repaid in full on November 16, 2018 and the agreements governing the facility were terminated . 15

Liquidity and Investment Capacity - continued SEC No-Action Relief on Risk Retention Rules − On September 7, 2018, the Company and GC Advisors received a no-action relief letter from the U.S. Securities and Exchange Commission on their request regarding term debt securitizations1. The Company and GC Advisors sought no-action relief to ensure that it could engage in term debt securitization financings under the 1940 Act and the risk retention rules mandated by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. 2018 Debt Securitization − On November 16, 2018, the Company issued $408.2 million in notes through a term debt securitization that was structured as follows: Rating Par Amount Tranche (S&P/Fitch) ($mm) Interest Rate Class A Notes AAA/AAA $327.0 3-Month LIBOR + 1.48% Class B Notes AA/NR $61.2 3-Month LIBOR + 2.10% Class C-1 Notes A/NR $20.0 3-Month LIBOR + 2.80% Total Notes Issued 2 $408.2 − The reinvestment period for the term debt securitization ends on January 20, 2023 and the notes mature on January 20, 2031. − A portion of the proceeds were used to repay all outstandings on the revolving credit facility with Morgan Stanley in full following which the agreements governing the Morgan Stanley facility were terminated. 1. Term debt securitization are also known as collateralized loan obligations ("CLOs") and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to the Company's overall asset coverage requirements. 2. The Class C-2 Notes, Class D Notes, and Subordinated Notes were retained by the Company. 16

Small Business Credit Availability Act Proposal for Stockholder Approval to be Subject to Reduced Asset Coverage – On November 27, 2018, the Board recommended that stockholders approve a proposal to be presented at our 2019 Annual Meeting of Stockholders currently scheduled for February 5, 2019, to increase the Company’s leverage limitation under the 1940 Act by reducing its required Asset Coverage Ratio from 200% to 150%. No Expected Changes to the Company’s Operating Plan Under Reduced Asset Coverage Requirement − Consistent approach on: − • Investment strategy • Asset mix • Credit selection • Currently expect to target GAAP leverage of 1.0x debt-to-equity Benefits to the Company and Stockholders − Increased cushion to regulatory leverage limit provides additional flexibility to manage capital − Greater flexibility to pursue cost effective, long-term securitization debt financing 17

Debt Facilities*

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1-R Notes	Aaa/AAA	$147.1	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class A-2-R Notes	Aaa/AAA	$15.4	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class B-R Notes	Aa1/AA	$35.0	3-Month LIBOR + 1.40%	April 25, 2026	April 28, 2018
Total Notes Issued [1]		**$197.5**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period [2]
Wells Fargo Revolving Credit Facility	$136.0	$170.0	1-Month LIBOR + 2.15%	September 21, 2023	September 20, 2019
Morgan Stanley Credit Facility [4]	$234.7	$300.0	1-Month LIBOR + 1.90%[4]	March 20, 2019	January 18, 2019
GC SBIC IV, L.P.	$115.0	$115.0	3.2%[3]	10-year maturity after drawn	N/A
GC SBIC V, L.P.	$150.0	$150.0	3.5%[3]	10-year maturity after drawn	N/A
GC SBIC VI, L.P.	$12.5	$50.0	3.1%[3]	10-year maturity after drawn	N/A
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

* Information is presented as of September 30, 2018.

1. The Class C-R Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by the Company.
2. The reinvestment period with regards to the Morgan Stanley Credit Facility, is defined in the credit agreement as the "Revolving Period".
3. The SBA debentures have interest rates that are fixed at various pooling dates and the interest presented represents the weighted average rate on all outstanding debentures for each licensee as of September 30, 2018.
4. The maximum commitment on the Morgan Stanley Credit Facility was increased to $450.0 million on November 1, 2018. The Morgan Stanley Credit Facility's interest rate would have stepped up once the Revolving Period has expired to 1-Month LIBOR + 2.15%. In connection with the closing of a debt securitization on November 16, 2018, the Morgan Stanly Credit Facility was repaid in full and the agreements governing the facility were terminated.

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Common Stock and Distribution Information Common Stock Data Fiscal Year Ended September 30, 2017 High Low End of Period First Quarter $18.76 $17.55 $18.39 Second Quarter $19.88 $18.38 $19.88 Third Quarter $20.44 $19.10 $19.12 Fourth Quarter $19.71 $18.24 $18.82 Fiscal Year Ending September 30, 2018 High Low End of Period First Quarter $19.41 $18.20 $18.20 Second Quarter $18.44 $17.62 $17.89 Third Quarter $18.67 $17.83 $18.30 Fourth Quarter $19.17 $18.26 $18.75 Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) February 7, 2017 March 7, 2017 March 30, 2017 $0.32 Quarterly $17,676 May 4, 2017 June 6, 2017 June 29, 2017 $0.32 Quarterly $18,357 August 2, 2017 September 6, 2017 September 29, 2017 $0.32 Quarterly $19,026 November 17, 2017 December 12, 2017 December 28, 2017 $0.32 Quarterly $19,065 November 17, 2017 December 12, 2017 December 28, 2017 $0.08 Special $ 4,766 February 6, 2018 March 8, 2018 March 30, 2018 $0.32 Quarterly $19,117 May 4, 2018 June 8, 2018 June 28, 2018 $0.32 Quarterly $19,158 August 7, 2018 September 7, 2018 September 28, 2018 $0.32 Quarterly $19,202 November 27, 2018 December 12, 2018 December 28, 2018 $0.32 Quarterly $19,2531 November 27, 2018 December 12, 2018 December 28, 2018 $0.12 Special $7,2201 1. Estimated based on 60,165,454 of shares outstanding as of September 30, 2018. 19